The Tax-Exempt Fund of Maryland 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665
7/31/2011
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$10,286
Class B	$142
Class C	$1,088
Class F1	$638
Class F2	$456
Total	$12,610

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5476
Class B	$0.4321
Class C	$0.4247
Class F1	$0.5309
Class F2	$0.5771

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	17,397
Class B	218
Class C	2,375
Class F1	1,051
Class F2	786
Total	21,827

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.58
Class B	$15.58
Class C	$15.58
Class F1	$15.58
Class F2	$15.58

The Tax-Exempt Fund of Virginia 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665
July 31, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$12,935
Class B	$143
Class C	$1,064
Class F1	$1,004
Class F2	$516
Total	$15,662

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5777
Class B	$0.4557
Class C	$0.4479
Class F1	$0.5601
Class F2	$0.6035

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	20,851
Class B	222
Class C	2,331
Class F1	1,693
Class F2	1,004
Total	26,101

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.47
Class B	$16.47
Class C	$16.47
Class F1	$16.47
Class F2	$16.47